Investor Contact: Alex Ovshey
Graphic Packaging Holding Company
404-710-8431
alex.ovshey@graphicpkg.com

Graphic Packaging Holding Company Reports First Quarter 2019 Results

Highlights

•	Q1 Net Sales were $1,505.9 million versus $1,477.4 million in the prior year period.

•	Q1 Earnings per Diluted Share were $0.19 versus $0.10 in the prior year period.

•	Q1 Adjusted Earnings per Diluted Share were $0.21 versus $0.19 in the prior year period.

•	Q1 Net Income was $57.9 million versus $29.9 million in the prior year period.

•	Q1 Adjusted EBITDA was $259.7 million versus $230.8 million in the prior year period.

•	Returned $89 million to stakeholders in Q1 through $60 million of share repurchases, $23 million of dividends, and $6 million of distributions to the GPIP Partner.

ATLANTA, GA, April 23, 2019. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for first quarter 2019 of $57.9 million, or $0.19 per share, based upon 298.2 million weighted average diluted shares. This compares to first quarter 2018 Net Income of $29.9 million, or $0.10 per share, based on 311.3 million weighted average diluted shares.
First quarter 2019 Net Income was negatively impacted by a net $3.8 million of special charges that are detailed in the Reconciliation of Non-GAAP Financial Measures table attached. When adjusting for these charges, Adjusted Net Income for the first quarter of 2019 was $61.7 million, or $0.21 per diluted share. This compares to first quarter 2018 Adjusted Net Income of $58.1 million or $0.19 per diluted share.
“We are very pleased with our performance in the first quarter reflecting a 160 basis point improvement in our Adjusted EBITDA margin to 17.2%. First quarter Adjusted EBITDA of $260 million was ahead of our expectations driven by strong execution on pricing, performance, growth initiatives, and synergies” said President and CEO Michael Doss. “Pricing improved by $32 million during the quarter reflecting the benefits of pricing initiatives executed throughout 2018. Importantly, our pricing to commodity input cost relationship was a positive $16 million. The business operated well in the quarter generating $31 million in performance improvements driven by a continued emphasis on cost efficiencies, benefits from capital projects, and realization of synergies. We are starting to see benefits from the shift away from plastics into our innovative paperboard solutions and this was particularly evident in our strong European sales during the first quarter. We are generating improved profitability in 2019 driven by our pricing, new product development, and productivity initiatives.”

Operating Results
Net Sales
Net Sales increased 2% to $1,505.9 million in the first quarter of 2019, compared to $1,477.4 million in the prior year period. The $28.5 million increase was driven by $32.2 million of higher pricing and $16.7 million of improved volume/mix related to acquisitions. These benefits were partially offset by $20.4 million of unfavorable foreign exchange.
Attached is supplemental data highlighting Net Tons Sold for the first quarter of 2019 and for each quarter of 2018.
EBITDA
EBITDA for the first quarter of 2019 was $253.5 million, or $65.9 million higher than the first quarter of 2018. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA increased 13% to $259.7 million in the first quarter of 2019 from $230.8 million in the first quarter of 2018. When comparing against the prior year quarter, Adjusted EBITDA in the first quarter of 2019 was positively impacted by $32.2 million of higher pricing and $31.4 million of improved net operating performance. These benefits were partially offset by $16.6 million of commodity input cost inflation (primarily wood), $10.6 million of other inflation (primarily labor and benefits), $4.4 million of unfavorable foreign exchange, and $3.1 million of unfavorable volume/mix.

Other Results
Total Debt (Long-Term, Short-Term and Current Portion) increased $221.0 million during the first quarter of 2019 to $3,188.7 million compared to the fourth quarter of 2018. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) increased $229.2 million during the first quarter of 2019 to $3,126.4 million compared to the fourth quarter of 2018. The Company's first quarter 2019 pro forma Net Leverage Ratio was 3.13 times Adjusted EBITDA compared to 2.98 times at the end of 2018.
At March 31, 2019, the Company had available liquidity of $1,043.7 million, including the undrawn availability under its global revolving credit facilities.

Net Interest Expense was $35.0 million in the first quarter of 2019, up compared to the $28.8 million reported in the first quarter of 2018, primarily reflecting higher average borrowing rates.
Capital expenditures for the first quarter of 2019 were $80.0 million compared to $92.1 million in the first quarter of 2018.
First quarter 2019 Income Tax Expense was $21.0 million, compared to a $5.1 million expense in the first quarter of 2018.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Total Net Debt and pro forma Net Leverage Ratio is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 am eastern time today (April 23, 2019) to discuss the results of first quarter 2019. To access the conference call, please go to the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com and click the audio webcast link. For those calling from within North America, dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID #9792436). Supporting materials for our conference call have also been posted to the website. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 855-859-2056.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2019	2018
Net Sales	$1,505.9	$1,477.4
Cost of Sales	1,239.8	1,253.5
Selling, General and Administrative	124.7	122.7
Other Expense, Net	1.2	0.9
Business Combinations, Gain on Sale of Assets and Shutdown and Other Special Charges, Net	6.2	26.3
Income from Operations	134.0	74.0
Nonoperating Pension and Postretirement Benefit (Expense) Income	(0.1)	4.2
Interest Expense, Net	(35.0)	(28.8)
Loss on Modification or Extinguishment of Debt	—	(1.9)
Income before Income Taxes and Equity Income of Unconsolidated Entity	98.9	47.5
Income Tax Expense	(21.0)	(5.1)
Income before Equity Income of Unconsolidated Entity	77.9	42.4
Equity Income of Unconsolidated Entity	0.2	0.3
Net Income	78.1	42.7
Net Income Attributable to Noncontrolling Interest	(20.2)	(12.8)
Net Income Attributable to Graphic Packaging Holding Company	$57.9	$29.9

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.19	$0.10
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.19	$0.10

Weighted Average Number of Shares Outstanding - Basic	297.5	310.6
Weighted Average Number of Shares Outstanding - Diluted	298.2	311.3

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	March 31, 2019	December 31, 2018

ASSETS

Current Assets:
Cash and Cash Equivalents	$62.3	$70.5
Receivables, Net	647.9	572.9
Inventories, Net	1,072.0	1,014.4
Other Current Assets	65.5	106.0
Total Current Assets	1,847.7	1,763.8
Property, Plant and Equipment, Net	3,204.8	3,239.7
Goodwill	1,468.0	1,460.6
Intangible Assets, Net	507.8	523.8
Other Assets	262.9	71.3
Total Assets	$7,291.2	$7,059.2

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$49.0	$52.0
Accounts Payable	612.8	711.6
Other Accrued Liabilities	360.4	408.7
Total Current Liabilities	1,022.2	1,172.3
Long-Term Debt	3,129.8	2,905.1
Deferred Income Tax Liabilities	475.1	462.2
Other Noncurrent Liabilities	372.9	225.3

Redeemable Noncontrolling Interest	285.9	275.8

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 295,337,812 and 299,891,585 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	2.9	3.0
Capital in Excess of Par Value	1,918.1	1,944.4
Retained Earnings	13.6	10.0
Accumulated Other Comprehensive Loss	(373.2)	(377.9)
Total Graphic Packaging Holding Company Shareholders' Equity	1,561.4	1,579.5
Noncontrolling Interest	443.9	439.0
Total Equity	2,005.3	2,018.5
Total Liabilities and Shareholders' Equity	$7,291.2	$7,059.2

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$78.1	$42.7
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities:
Depreciation and Amortization	117.1	109.8
Deferred Income Taxes	12.4	(3.1)
Amount of Postretirement Expense Less Than Funding	2.4	(1.2)
Gain on the Sale of Assets	—	(1.5)
Other, Net	3.3	8.9
Changes in Operating Assets and Liabilities	(385.4)	(345.7)
Net Cash Used in Operating Activities	(172.1)	(190.1)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(73.0)	(88.9)
Packaging Machinery Spending	(7.0)	(3.2)
Acquisition of Businesses, Net of Cash Acquired	(2.0)	(3.5)
Beneficial Interest on Sold Receivables	279.5	282.6
Beneficial Interest Obtained in Exchange for Proceeds	(153.3)	(138.0)
Other, Net	(1.0)	(2.3)
Net Cash Provided by Investing Activities	43.2	46.7

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(60.0)	—
Payments on Debt	(9.1)	(125.0)
Borrowings under Revolving Credit Facilities	775.2	610.9
Payments on Revolving Credit Facilities	(548.9)	(323.5)
Repurchase of Common Stock related to Share-Based Payments	(4.0)	(4.0)
Debt Issuance Costs	—	(7.9)
Dividends and Distributions Paid	(30.1)	(23.2)
Other, Net	(2.6)	—
Net Cash Provided by Financing Activities	120.5	127.3
Effect of Exchange Rate Changes on Cash	0.2	1.2
Net Decrease in Cash and Cash Equivalents	(8.2)	(14.9)
Cash and Cash Equivalents at Beginning of Period	70.5	67.4
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$62.3	$52.5

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, extended mill outage, sale of assets and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended
	March 31,
In millions, except per share amounts	2019	2018
Net Income Attributable to Graphic Packaging Holding Company	$57.9	$29.9
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	20.2	12.8
Income Tax Expense	21.0	5.1
Equity Income of Unconsolidated Entity	(0.2)	(0.3)
Interest Expense, Net	35.0	28.8
Depreciation and Amortization	119.6	111.3
EBITDA	253.5	187.6
Gain on Sale of Assets	—	(1.5)
Charges Associated with Business Combinations and Shutdown and Other Special Charges(a)	6.2	42.8
Loss on Modification or Extinguishment of Debt	—	1.9
Adjusted EBITDA	$259.7	$230.8

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	17.2%	15.6%

Net Income Attributable to Graphic Packaging Holding Company	$57.9	$29.9
Gain on Sale of Assets	—	(1.5)
Charges Associated with Business Combinations and Shutdown and Other Special Charges(a)	6.2	42.8
Loss on Modification or Extinguishment of Debt	—	1.9
Tax Impact of, Business Combinations, Shutdown and Other Special Charges, Gain on Sale of Assets, and Loss on Modification or Extinguishment of Debt	(1.1)	(9.6)
Noncontrolling Interest, Net of Tax	(1.3)	(5.4)
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$61.7	$58.1

Adjusted Earnings Per Share - Basic	$0.21	$0.19
Adjusted Earnings Per Share - Diluted	$0.21	$0.19
(a) For the three months ended March 31, 2018, $15.0 million is recorded in costs of sales for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	March 31,	March 31,	December 31,
In millions	2019	2018	2018
Net Income	$249.1	$293.1	$221.1
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	80.3	12.8	72.9
Income Tax (Benefit) Expense	70.6	(58.0)	54.7
Equity Income of Unconsolidated Entities	(1.1)	(1.6)	(1.2)
Interest Expense, Net	129.9	97.2	123.7
Depreciation and Amortization	445.2	371.8	436.9
EBITDA	974.0	715.3	908.1
Charges Associated with Business Combinations and Shutdown and Other Special Charges	33.4	70.1	70.0
Extended Augusta Mill Outage	29.6	—	29.6
Gain on Sale of Assets, Net	(37.1)	(5.2)	(38.6)
Loss on Modification or Extinguishment of Debt	—	1.9	1.9
Adjusted EBITDA	999.9	782.1	971.0
EBITDA Attributable to NACP from October 1, 2017 to December 31, 2017	—	153.0	—
Adjusted EBITDA for Purposes of Calculating Net Leverage Ratio	$999.9	$935.1	$971.0

	March 31,	March 31,	December 31,
Calculation of Net Debt:	2019	2018	2018
Short-Term Debt and Current Portion of Long-Term Debt	$49.0	$55.6	$52.0
Long-Term Debt (a)	3,139.7	3,056.2	2,915.7
Less:
Cash and Cash Equivalents	(62.3)	(52.5)	(70.5)
Total Net Debt	$3,126.4	$3,059.3	$2,897.2

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.13	3.27	2.98
(a) Excludes unamortized deferred debt issue costs.

	Three Months Ended
	March 31,
In millions	2019	2018
Net Cash Used in Operating Activities	$(172.1)	$(190.1)
Net Cash Receipts from Receivables Sold included in Investing Activities	126.2	144.6
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	4.2	26.5
Adjusted Net Cash Provided by Operating Activities	$(41.7)	$(19.0)
Capital Spending	(80.0)	(92.1)
Adjusted Cash Flow	$(121.7)	$(111.1)

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2019

Net Tons Sold (000's)	941.8	—	—	—
2018

Net Tons Sold (000's)	963.7	961.1	968.1	916.8